Exhibit 99.1

Berkshire Hills Completes SI Financial Group, Inc. Acquisition

BOSTON, May 17, 2019. Berkshire Hills Bancorp, Inc. (NYSE: BHLB) (“Berkshire”) completed the acquisition of SI Financial Group, Inc. (“Savings Institute”) and the merger of Savings Institute and Trust Company into Berkshire Bank effective at the close of business today.

“We are excited to welcome Savings Institute’s customers, employees and shareholders to the Berkshire family,” commented Chief Executive Officer, Richard Marotta. “The Savings Institute team has been receptive and worked cohesively with our teams as we moved towards closing. We look forward to continuing our work with our new colleagues as we bring our full suite of products and expanded resources to their markets. Our next steps include completing the integration of Savings Institute following the planned systems conversion in October.”

Berkshire issued approximately 5.7 million common shares as merger consideration in the stock for stock exchange detailed in the merger agreement. The total stock consideration is valued at approximately $176 million. Including the new shares issued, Berkshire’s outstanding common stock has increased to approximately 51.2 million shares, resulting in a market capitalization of approximately $1.6 billion.

With this acquisition, Berkshire adds eighteen branches in Eastern CT and five branches in Rhode Island. The merger adds approximately $1.7 billion in assets and $1.3 billion in low cost deposits.

ABOUT BERKSHIRE HILLS

Berkshire Hills Bancorp is the parent of Berkshire Bank, a premier regional bank distinguished by its local responsiveness and engagement. With corporate headquarters in Boston, the Company operates in seven Northeastern states, with $13.9 billion in assets and 132 banking offices. Berkshire Bank, is recognized for its entrepreneurial approach, relationship customer experience and distinctive culture. Berkshire provides business and consumer banking, mortgage, wealth management, investment and insurance services.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include , but are not limited to, statements about (1) the benefits of the merger between Berkshire and SI Financial, including anticipated future results, cost savings and accretion to reported earnings that may be realized from the merger; (2) Berkshire’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (3) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the cost savings from the merger may not be fully realized or may take longer than expected; operating costs, customer loss and business disruption following the merger may be greater than expected; credit and interest rate risks associated with Berkshire's business; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements include those discussed in Berkshire's and SI Financial’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Berkshire or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Berkshire does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

CONTACTS

Investor Relations: Erin Duggan; Investor Relations Manager; 413-236-3773

Media: Elizabeth Mach; Senior Vice President, Marketing Officer; 413-445-8390